Exhibit 4.17

[*****] Insurance 2025 Project

Cooperation Agreement

Party A (Lead Insurer): […]

Address: […]

Person in Charge: […]

Telephone: […]

Party B (Co-insurer): […]

Address: […]

Person in Charge: […]

Telephone: […]

Party C (Co-insurer): […]

Address: […]

Person in Charge: […]

Telephone: […]

Party D (Co-insurer): […]

Address: […]

Contact Person: […]

Telephone: […]

Party E (Co-insurer): […]

Address: […]

Person in Charge: […]

Telephone: […]

Party F (Co-insurer): […]

Address:

Person in Charge: […]

Telephone: […]

Party G (Co-insurer): […]

Address: […]

Contact Person: […]

Contact Number: […]

Party H (Co-insurer): […]

Address: […]

Contact Person: […]

Telephone: […]

Party I (Platform Technical Service Provider): […]

Address: […]

Contact Person: […]

Telephone: […]

Party J (Insurance Brokerage Service Provider): Sunshine Insurance Brokerage (Shanghai) Co., Ltd.

Address: Rooms 301-307, 3rd Floor, Building 6, Lane 727, Wuxing Road, Pudong New District, Shanghai

Contact Person: Luo Xiao

Telephone: 021-58901588

To comprehensively and thoroughly implement […] jointly issued by […], Provincial State Taxation Bureau, Provincial Local Financial Supervision Bureau, Provincial Department of Education, Provincial State-owned Assets Supervision and Administration Commission, Provincial Department of Civil Affairs, Provincial Rural Revitalisation Bureau, Provincial Federation of Trade Unions, and Provincial Disabled Persons’ Federation, and to accelerate […] standardise project operations, and clarify the rights and obligations of all parties in the cooperation, the parties have amicably negotiated matters related to the […] Project and voluntarily reached the following agreement for mutual observance and execution.

The […] comprises a Lead Insurer and Co-insurers, responsible for the promotion, underwriting, claims settlement and related operations of the […] Project. Party A serves as the Lead Insurer for this Project, while Parties B, C, D, E, F, G and H act as Co-insurers.

Party I serves as the platform technical service provider for this project, delivering technical services including: medical insurance identity verification, individual account integration services, payment platform integration services, individual account reconciliation and settlement services, SMS verification services, pre-existing condition verification integration services, query database interface integration, policy application platform and backend system development services, claims fast-track system, Level 3 information security certification filing services, retrospective system deployment services, and insurance agent tool interface integration. Upon authorisation by the premium payer or insured party, Party I may act as the policyholder and be reported to regulators by the lead underwriting insurer. Party I shall not collect or remit premiums on behalf of others, nor shall it collect surrendered premiums or claims settlements.

Party J, as the insurance brokerage service provider, delivers insurance brokerage services to clients. Responsibilities include assisting with the establishment of the “[…]” co-insurance consortium, WeChat official account registration applications, formulating and executing operational promotion strategies, and providing client consultation services.

Chapter I: Co-insurance Arrangements

Article 1: Principles of Co-insurance

1. The pooling consortium companies shall, based on the principles of “unified service, shared risk, amicable consultation, and shared benefits”, and grounded in the insurance contract and this agreement, jointly bear the responsibilities and obligations related to the “[…]” project.

2. The Pooling Entity Companies shall collectively be responsible for the “[…]” project. Parties B, C, D, E, F, G and H agree to appoint Party A as the Lead Insurer, responsible for spearheading negotiations with government supervisory bodies, technical service providers, insurance brokerage service providers and other relevant parties concerning information system development, operational promotion, insurance brokerage services and value-added product services. Party A shall also coordinate resources among the co-insurance consortium members to liaise with provincial and municipal government authorities, and undertake promotional activities, underwriting, claims settlement and related operations. No co-insurance company may unilaterally withdraw from the […] co-insurance consortium or terminate this agreement before the insurance liabilities stipulated in the contract have been fulfilled.

3. All pooling insurers shall adhere to commercial confidentiality principles and shall not disclose any information pertaining to the “[…]” project to third parties without the prior authorisation of […].

4. Pooling companies shall not, under any circumstances, act to the detriment of the collective interests of the pooling arrangement.

Article 2: Co-insurance Consortium Operational Mechanism

1. Unified Decision-Making Principle. A Project Management Leading Group shall be established within the consortium, chaired by the Lead Insurer. Where member companies fail to reach consensus on operational matters, decisions shall be determined by majority vote: resolutions shall pass if supported by more than half of the participating insurers, and shall be rejected otherwise.

2. Unified Management Principle. Matters requiring consultation with […] and relevant supervisory authorities in daily operations shall be handled by the Lead Insurer.

3. The Lead Insurer shall handle premium settlements and insurance benefit claims with the insured party. Other pool members shall actively cooperate and bear responsibility in proportion to their respective co-insurance shares.

4. Co-insurers shall not unilaterally terminate this agreement during its term. Should any insurer withdraw from the consortium during the co-insurance period for reasons other than force majeure, it shall bear liability for breach of contract as stipulated herein. Its share shall be assumed proportionally by the remaining co-insurers, who shall continue fulfilling their obligations.

Article 3: Insurance Coverage

1. The co-insurance consortium shall provide insurance services in accordance with the insurance coverage stipulated under the “[…]” product. For matters falling outside the scope of insurance coverage, supplementary agreements shall be established as stipulated in the “Notice on Regulating Urban Customised Commercial Medical Insurance Business of Insurance Companies” ([…]), subject to confirmation by […]

2. During the contract period, any changes to insurance coverage arising from policy adjustments shall be implemented in accordance with the new policies only after mutual agreement between all co-insurance companies and […].

Article IV: Co-insurance Ratios and Shares

1. Business Objective: Guided by […], the overall participation rate target for the third phase of the “[…]” project is “8% guaranteed, 10% targeted” – meaning a minimum participation rate of 8% (approximately 2.56 million people) and an aspiration for 10% (approximately 3.2 million people), based on a fundamental medical insurance participant base of approximately 32 million people.

2. Total premiums are categorised as online and offline premiums. Online premiums comprise individual policy premiums generated through non-consortium entities (government, platforms, media, etc.) promoting sales. Offline premiums encompass all premiums (including individual and group policies) generated by consortium members via their proprietary channels, which are classified as self-promoted offline business. Consortium shares are allocated between online and offline channels as follows:

(1) Offline promotion premiums accrue to individual co-insurance consortium members.

(2) Allocation rules for the share of online premiums generated through unified promotion by the project operation platform (Public Premium Pool). The Public Premium Pool comprises two components:

First, the fixed share (Pool A: 40%): The lead insurer responsible for policy issuance and claims settlement receives 40% of the public premium pool.

Second, the residual share (Pool B: 60%): distributed among all co-insurance group insurers (including the lead underwriter) based on the proportion of their respective offline premiums to the total offline premiums of the entire co-insurance group.

3. Co-insurance ratio for pool members = (allocated online premiums + offline premiums) / total premiums

4. To enhance sales promotion efforts, any co-insurance company within the consortium whose offline sales volume falls below 50,000 policies (50,000 insured persons) in the 2025 fiscal year shall be ineligible to participate in the subsequent “[…]” project ([…] 2026).

5. Subsequent references to “online” and “offline” in this agreement shall be interpreted in accordance with the definitions provided in this chapter.

Article 5: Underwriting Services

1. The “[…]” product adopts a combined online and offline promotion model for policy acquisition, led by the Lead Insurer with all pool members jointly undertaking publicity and implementation. Pool members shall strictly adhere to the cooperative agreement during promotional activities:

(1) The “[…]” WeChat official account and sales tool QR codes shall serve as the entry points for policy applications;

(2) The platform technical service provider shall serve as the sole technical interface provider, utilising dedicated QR codes for policy performance statistics;

(3) All pool member companies must underwrite policies through the platform; private underwriting is strictly prohibited;

(4) Co-insurers shall refrain from engaging in unfair competition, including inciting policyholders to cancel their policies and re-enrol through their own channels;

(5) All consortium members shall implement, comply with, and enforce all national insurance laws and regulations. Sales practices must be standardised, and improper means to compete for business are prohibited. Members shall jointly uphold insurance credibility, maintain stable and sound market order, and support one another through unity and cooperation. During promotional and business development activities, any conduct disrespectful to, or disparaging or defamatory of, other participating entities is strictly prohibited. Avoidance of incidents detrimental to the […] brand image is imperative, and the provision of benefits to policyholders, premium payers, or insured parties beyond those stipulated in insurance contracts is resolutely prohibited. Effective management of sales channels shall be maintained, encompassing but not limited to cooperative insurance intermediaries and duly qualified sales platforms. No business dealings related to this agreement shall be conducted with insurance intermediaries that lack approval and certification from national insurance regulatory authorities, or those ordered to rectify, revoke, or cease operations by such authorities. Should any member insurer of the consortium be found in violation of these terms, its sales qualification shall be terminated effective from the date of verification.

(6) The pooling companies jointly undertake that sales expenses for this project shall not exceed 5% of the policy premium. Any increase in sales expenses is strictly prohibited. Furthermore, the market sales premium for the “[…]” product shall be uniformly set at RMB 149 per person per annum. Sales expenses for individual business shall not be used to provide additional benefits to policyholders or insured persons. Should any co-insurance company be found in breach of this undertaking, the platform operator shall publish the violation on the “[…]” official account following confirmation by the co-insurance company.

2. Party A shall organise the co-insurance consortium companies to file the underwriting responsibilities of “[…]” with the relevant regulatory authorities. The product details are set out in: Appendix 1: […] (“[…]” 2025 Edition).

“[…] 2025” Product Filing Information
Product Name	Insurance Category (Clause)	Filing Document Number
[…]	[…]	[…]

3. Premium Collection

Premiums paid by individual customers via WeChat Pay: All premiums shall be deposited into Party J’s dedicated “[…]” premium income account. Within 10 working days after the policy period reconciliation is completed, Party J shall transfer the full amount of online premiums to Party A’s premium account based on the reconciled amount. Party A shall then allocate the respective co-insurance shares determined after premium reconciliation and settlement to each co-insurance entity insurance company.

Premiums paid via individual accounts: In principle, premiums shall be paid to Party A’s premium account. Where medical insurance centres in other coordinated regions (excluding […]) stipulate otherwise, Party J shall settle directly with them and transfer the full premium amount to Party A’s dedicated premium account. Party A shall then allocate the co-insurance shares determined after reconciliation to each co-insurance consortium insurer.

Group customer premiums: All premiums shall be deposited into Party A’s premium account. Following reconciliation at the end of the insurance period, Party A shall allocate the determined co-insurance shares to each insurance company within the co-insurance consortium after reconciling and settling the premiums.

Bank account for premium collection by Party A’s operational implementation entity:

Account Name: […]

Bank: […]

Account Number: […]

4. Premium Settlement

(1) Upon receipt of the full premium amount, Party A shall notify all co-insurers to issue invoices. Within 15 working days of Party A receiving the premium invoices issued by other co-insurers, the corresponding premium amounts shall be transferred to the designated accounts of such co-insurers.

(2) Should the client request policy surrender during the coverage period, upon submission of complete and reasonable application materials, Party A shall review the client’s documentation and calculate the refundable premium. Following client confirmation, Party A shall email the surrender application materials to […], and shall advance the surrender premium to other co-insurers for transfer to Party J within 10 working days. Party J shall pay the surrender premium within 10 working days of receiving Party A’s surrender request, based on the customer information provided by Party A. Premiums for “[…]” purchased via the employee medical insurance personal account shall be settled and paid to Party J centrally by the medical insurance centres of each coordinated area in […] Province (excluding […]).

Party A shall provide monthly “Premium Refund Details” to other co-insurance entities. Within 10 working days of receiving Party A’s monthly “Premium Refund Details”, other co-insurance entities shall transfer their respective shares of premium refunds to Party A’s designated account.

(3) Party A’s invoicing details and bank accounts for premium collection by co-insurance entities:

Company Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Bank Account for Premium Collection by Party B’s Operational Implementation Entity

Account Name: […]

Bank Account Number: […]

Account Opening Bank: […]

Bank account for premium collection by Party C’s operational entity

Account Name: […]

Account Opening Bank: […]

Account Number: […]

Bank Account for Premium Collection by Party D’s Operational Implementation Entity

Account Name: […]

Bank: […]

Account Number: […]

Party E’s Actual Business Implementation Entity’s Bank Account for Premium Collection

Account Name: […]

Bank: […]

Account Number: […]

Bank account for premium collection by Party F’s operational implementation entity

Account Name: […]

Bank: […]

Account Number: […]

Bank account for premium collection by Party G’s operational entity

Account Name: […]

Bank: […]

Account Number: […]

Bank account for premium collection by the actual business implementation entity of Party H

Account Name: […]

Bank: […]

Account Number: […]

5. Technical platform service provider (Party I) shall push underwriting data to the co-insurance pool according to the following rules:

Online applications: Provide the customer’s name and ID number, but allocate policyholders to each participating insurer based on the proportion of their respective offline premium amounts to the total offline premium amount of the entire co-insurance pool. The policyholder’s telephone number shall be assigned to the allocated insurer, and insurers shall not share this information;

Offline applications: Provide full details (including telephone numbers) for all customers applying offline through one’s own company, while for customers applying offline through other companies, only provide name and ID number;

Allocation and processing of online policyholder data shall be conducted by the technical platform service provider following the conclusion of the sales period, based on the final confirmed co-insurance ratios. The customer allocation principles are as follows:

(1) Allocation by one-year age brackets according to respective share ratios;

(2) Members of the same household shall be allocated to the same company;

(3) Clients with pre-existing conditions or current illnesses undergoing treatment shall be allocated according to respective share ratios;

(4) The client allocation procedures of the technical platform service provider shall be reviewed by the information technology personnel of each co-insurance entity.

6. Policy Issuance and Underwriting

For both online and offline applications, Party A and its branches shall uniformly issue policies and full-premium VAT ordinary invoices. For corporate applications, Party A shall uniformly issue policies and full-premium invoices to legal entity clients. Individual applicants shall only receive participation certificates; no invoices shall be provided to individuals. The […] Co-insurance Consortium shall commission Party I to generate electronic insurance certificates. These certificates shall display only the […] insurance coverage, special provisions, coverage details, policy information, and important notices, with the names of all co-insurers listed below. After Party A confirms the required content on behalf of the consortium, Party I shall generate the specific electronic certificates.

The technical platform service provider (Party I) shall furnish Party A with the full names and national identity card numbers of all customers (including those who applied online and offline) for the purpose of underwriting and policy issuance by Party A.

Article 6 Claims Settlement Services

1. Party A shall actively coordinate with all co-insurers in processing insurance claims in accordance with relevant laws and regulations.

2. Party A shall implement “fast claims settlement” for insurance payouts in accordance with the requirements of […].

3. For medical expenses incurred by […] policyholders during hospitalisation at designated medical institutions or for certain high-value medications (at designated outpatient clinics and dual-channel pharmacies), […] shall facilitate rapid claims settlement following basic medical insurance reimbursement.

4. Medical expense reimbursements for insured persons shall be uniformly disbursed by Party A based on data provided by medical insurance authorities.

5. Following Party A’s advance payment of claims, the “[…]” Commercial Health Insurance Claims Expenditure Schedule (**Month**, **Year**) shall be prepared on the day each claims data batch is pushed, detailing the claims situation. Each co-insurance entity shall, within 10 working days of receiving the aforementioned Schedule for the current month’s claims from Party A, transfer the corresponding share of claims payments to Party A’s designated account. Party A shall provide only this single document as evidence for the reimbursement. (the expenditure table requires a stamped hard copy) shall, within 10 working days, transfer the corresponding share of claims payments to Party A’s designated account. Party A shall provide only the aforementioned single document as the basis for apportioning claims payments. Co-insurers shall not delay or refuse apportionment payments on any grounds, including alleged incomplete documentation. Each co-insurer shall designate a dedicated individual to handle settlement matters. No co-insurer may withhold payment for any reason. Any co-insurer failing to remit reinsurance payments within 10 working days shall pay Party A a late payment penalty equivalent to 10% of the outstanding reinsurance amount. Such co-insurer shall also be barred from participating in the subsequent “[…]” programme. Should claims arising from Party A’s system errors or operational mistakes prevent a co-insurance entity from timely reimbursement, Party A shall waive the late payment penalty for the affected portion based on actual circumstances.

6. The recovery of reinsurance claims shall be primarily undertaken jointly by Party A and Party I, with all co-insurers providing necessary cooperation. All recovered funds shall be allocated to Party A, while the company subject to recovery shall bear the corresponding expenses.

Party A Claims Disbursement Account

Account Name: […]

Bank Account Number: […]

Bank: […]

7. To ensure the efficient and sound operation of the project and safeguard the collective interests of the co-insurance consortium, member companies shall deposit a performance bond managed by Party A. The performance bond management rules are as follows:

(1) Each co-insurance company shall contribute a performance bond equivalent to […] of the premium within its final share.

(2) Within 15 working days of confirming the final co-insurance ratio following the sales period, each co-insurer shall remit the agreed performance bond amount to Party A’s claims settlement account;

(3) Should a co-insurance entity fail to remit its share of claims payments within 10 working days, late payment penalties shall be deducted from the guarantee deposit in accordance with Clause 6.5 of the Claims Handling Services. A formal notice shall simultaneously be issued to the defaulting co-insurer, detailing the deduction and the remaining guarantee deposit balance.

(4) During the term of this Agreement, should any deduction be made from the guarantee deposit, the co-insurer shall replenish the performance bond to its pre-deduction level within 10 working days of receiving notification of the late payment penalty deduction;

(5) Pursuant to Article 26 of the Insurance Law, which stipulates that “for insurance other than life insurance, such as health insurance, medical insurance, critical illness insurance, etc., the insured or beneficiary must submit a claim to the insurer within [two years] of becoming aware or having reason to be aware of the occurrence of the insured event,” the claims acceptance period for the […] 2025 project shall be extended until 24:00 on 31 December 2026. Within 30 working days of the expiry date, Party A shall refund the remaining performance bond interest-free via the original payment method to the co-insurance consortium’s designated payment account.

The refund calculation formula is as follows: Performance Bond Refund Amount = Initial Deposit Amount - Deductions During Period + Additional Payments During Period.

Party A Claims Disbursement Account

Account Name: […]

Bank Account Number: […]

Bank Name: […]

8. The compensation amounts paid by each co-insurance company shall be consistent with the amount confirmed by Party A and shall not be refused under any circumstances.

9. For special claims cases (e.g., ambiguous liability), Party A may convene a joint deliberation among co-insurers to resolve the matter through mutual consultation, with written documentation forming part of the claims file.

10. Co-insurance companies shall not delay or refuse payment of “[…]” insurance claims under any circumstances. Failure to do so shall constitute a breach of contract, for which each party shall bear corresponding liability. Party A reserves the right to initiate legal proceedings, with all associated costs—including but not limited to litigation fees and legal counsel fees—borne by the defaulting party.

Article 7: Other Expenses and Cost Allocation

1. Scope of Other Expenses

(1) Insurance Brokerage Fees: Expenses related to assisting with insurance product scheme design, facilitating consortium formation, and formulating and executing relevant promotional and operational plans.

(2) Technical Service Fees: Expenses incurred for implementing medical insurance identity verification, individual account deductions, expedited claims settlement, and project platform development.

(3) Professional service fees that may arise in accordance with relevant requirements, including but not limited to project consultancy fees, project audit implementation fees, and project certification assessment fees. The above fees shall be shared by the co-insurance consortium companies in proportion to their respective co-insurance premium allocations.

(4) Other reasonable expenses agreed upon by the co-insurance consortium.

2. Technical service fees shall be shared equally among the pooling companies, whereby each participating insurer shall pay: Technical Service Fee = Total Technical Service Fee / Number of Pooling Insurers.

3. All other expenses shall be shared by the pooling companies in proportion to their respective co-insurance premium shares.

4. Invoicing details for pooling members are as follows:

Invoicing details for Party A’s operational entity:

Company Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Invoicing details for Party B’s operational entity:

Company Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Party C’s Actual Operational Implementation Institution Invoice Information:

Company Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Invoice Information for Party D’s Actual Operational Implementation Institution:

Company Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Invoicing details for Party E’s operational implementation entity:

Company Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Invoice details for the actual operational entity:

Company Name: […]

Tax Registration Number: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Invoice Information for G’s Actual Operational Entity:

Company Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Invoice Information for H’s Actual Business Implementation Institution:

Company Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Bank: […]

Account Number: […]

Article 8 Rights and Obligations of the Pool

1. Rights and Obligations of the Lead Insurer

(1) As Lead Insurer, Party A shall handle all business matters between the Pooling Entity and […], Party I, Party J, the Insured, and the Beneficiaries in accordance with the Contract.

(2) Party A shall fulfil the underwriter’s responsibilities stipulated in the Contract on behalf of the Pooling Entity, designate accounts for premium receipts and claims payments, and be responsible for unified premium collection, unified policy issuance, unified claims settlement, unified business processing standards, and unified management of the Pooling Entity. Party A shall coordinate with each Pooling Entity insurer to communicate with or obtain required materials from […], and provide such materials to each Pooling Entity insurer.

(3) Party A shall fulfil the service requirements stipulated in the Contract by […] for underwriters on behalf of all co-insurers, ensuring the legality, authenticity, and accuracy of all project-related expenses incurred during service delivery.

(4) Party A shall transfer premiums to co-insurers and disburse claims payments to policyholders within stipulated timeframes. Party A shall guide and standardise commercial health insurance service procedures and operational standards.

(5) Party A shall take the lead in undertaking the promotion and mobilisation of the “[…]” scheme, premium collection, claims settlement, and related tasks.

(6) Party A shall take the lead in refining the insurance product content according to project requirements, specifying the scope of disease screening, and submitting it to […] for archiving.

2. Rights and Obligations of Co-insurers

(1) Co-insurers (other co-insurance entities) shall actively cooperate with Party A in underwriting and claims settlement services for “[…]” in accordance with the insurance product scheme, claims procedures and timelines, administrative fees, dispute resolution, and relevant provisions stipulated in this cooperation agreement.

(2) Co-insurers (other co-insurance entities) shall pay corresponding claims to Party A within the timeframe stipulated in this Agreement.

(3) Co-insurers (other co-insurance consortium members) shall bear the administrative expenses of “[…]” in proportion to their respective co-insurance shares.

(4) Upon request by Party A, the Co-insurer (other co-insurance consortium companies) shall actively assist Party A in completing promotional services, file management, complaint management, telephone follow-ups, satisfaction surveys, and other tasks related to the “[…]” project to ensure its sound operation.

(5) Co-insurers (other co-insurance entities) shall implement project services in accordance with standardised service procedures and operational standards.

Chapter II Technical Service Arrangements

Article 9: Scope of Cooperation

As insurance institutions, the co-insurers shall be responsible for the overall operation of the “[…]” scheme, drawing upon their extensive insurance business experience. Furthermore, based on Party I’s technical service experience as a technology company in similar projects across multiple regions, and with the unanimous consent of the co-insurers, Party I is hereby commissioned to undertake the technical and related service aspects of the “[…]” project. The services and work content are summarised below, with detailed specifications outlined in Appendix 2: Functional List:

1. Technical Services for the Policy Application System

(1) Mobile Insurance Platform. Individual online enrolment (including online policy purchase, post-enrolment identity verification import/export, premium order management, etc.), group policy online corporate booking, policy disclosure, and policy information enquiry.

(2) Personal Centre Functionality. Account information management (including account unbinding, personal information registration and modification, feedback submission, privacy agreement), order management (including order cancellation, detail viewing), certificate enquiry and download.

(3) PC-based Policy Application Platform. Includes policy management, ad hoc offline application management, group policy processing (encompassing online application scheduling, roster upload verification, bulk order import), relevant interface integration (enrolment channels, verification data interfaces, payment gateways), reconciliation support, and agent information management.

(4) Data Management Functions. PC real-time data dashboards, mobile real-time data dashboards, payment platform and reconciliation services, bulk order queries and exports (payments, refunds, etc.), agent list and performance queries.

(5) Integration with personal medical insurance account systems. Provides services for interfacing with personal medical insurance account systems, verifying medical insurance information, enabling payment channels, facilitating personal medical insurance account refunds, data collection, data analysis, and order export.

2. Claims Technical Services

(1) PC-based Claims Service Platform. Includes user permission management (user management, role management), policy management, foundational management (manage designated hospitals, underwriting institutions, three directories, designated pharmacies, benefit obligations, coverage plans, insurance products, etc.), claims management (claim filing, initial review, re-review and calculation implementation, handling of exceptional claims, comprehensive case queries, claims report statistics), expedited claims queries, payment management, log management, etc.

(2) Mobile Claims Service Platform. This includes user information management, mobile claims reporting, document submission (including supplementary submissions), and claims progress and outcome enquiries.

(3) Interface Integration Development. This includes integration with the policy application system and information synchronisation.

3. The information platform provided by the third party, including the policy application system, shall meet Level 3 requirements of the Cybersecurity Level Protection Scheme and obtain relevant certification. The traceable system provided by the third party for policy application, claims settlement and other service processes shall comply with the relevant requirements of the China Banking and Insurance Regulatory Commission’s Notice on Standardising Traceable Management of Internet Insurance Sales Practices. It shall record and retain the operational traces of policyholders and insured persons on sales pages, which shall include the timestamps of the policyholder entering and exiting the sales page, as well as the content and timing of selections made by the policyholder and insured party on the sales page. The sales page shall include web pages prompting entry into the application process, displaying insurance terms and conditions, fulfilling duty of disclosure and clear explanation obligations, verifying the policyholder’s identity, and enabling the policyholder to complete application details, independently confirm reading of relevant information, submit the application, and pay premiums. These pages shall be mandatory reading items. The retention period for traceable records shall commence from the date of termination of the insurance contract and shall not be less than ten years.

Article 10 Acceptance Criteria

The technical services provided by Party I pursuant to the “Cooperation Content” stipulated in Article 9 shall include the following functionalities and modules:

1. Technical Services for the Policy Application System

(1) Mobile Application Platform. Individual online insurance participation (including online application, post-verification import/export of participant identity, fee order management, etc.), group policy online corporate booking, insurance disclosure, and policy information enquiry.

(2) Personal Centre Functionality. Account information management (including account unbinding, personal information registration and modification, feedback submission, privacy agreement), order management (including order cancellation, viewing details), certificate enquiry and download, etc.

(3) PC-based Policy Application Platform. Includes policy management, ad hoc offline application management, group policy processing (encompassing online application scheduling, roster upload verification, bulk order import), relevant interface integration (enrolment channels, verification data interfaces, payment gateways), reconciliation support, and agent information management.

(4) Data Management Functions. PC real-time data dashboards, mobile real-time data dashboards, payment platform and reconciliation services, bulk order queries and exports (payments, refunds, etc.), agent list and performance queries.

(5) Medical Insurance Personal Account System Integration. Provides integration services with medical insurance personal account systems, verifying medical insurance information, enabling payment channels, facilitating medical insurance personal account refunds, data collection, analysis, and order export.

2. Claims System Technical Services

(1) PC-based claims service platform. Includes user permission management (user administration, role management), policy management, foundational management (enabling administration of designated hospitals, underwriting institutions, three directories, designated pharmacies, benefit obligations, coverage plans, insurance products, etc.), claims management (claim filing applications, initial review, re-examination and calculation implementation, handling of exceptional claims, comprehensive case queries, claims reporting statistics), expedited claims case queries, payment management, log management, etc.

(2) Mobile Claims Service Platform. This includes user information management, mobile claims reporting, document submission (including supplementary submissions), and claims progress and outcome enquiries.

(3) Interface Integration Development. This encompasses information exchange and synchronisation with underwriting systems, provincial medical insurance platforms, and insurance institution platforms.

Article 11 Service Fees and Payment Method

1. The Pooling Consortium shall pay Party I the agreed technical service fees totalling RMB […] (in words: […]). Of this sum, the technical service fee for the policy application system (including SMS notification costs) shall be […] (in words: […]), and the technical service fee for the claims system (including SMS notification costs) shall be […] (in words: […]).

2. The technical service fee shall be shared equally among the co-insurance consortium members, whereby each participating insurer shall pay: Technical Service Fee = Total Technical Service Fee ÷ Number of Consortium Insurers.

3. Should any co-insurer request Party I to undertake additional functional development or modification beyond the system functionalities stipulated in this Agreement (Appendix 2: Functional Specification) during the project period, Party I shall charge each co-insurer a service fee at a rate of RMB 1,800 per person-day (One Thousand Eight Hundred Yuan). The actual workload and total amount shall be determined in writing following assessment and negotiation between Party I and the co-insurance companies. Costs for additional functional development or modification shall be shared equally among the co-insurance companies.

4. Payment Method: Each Co-Insurer shall pay Party I the respective amount within 15 working days after the payment period published on the platform concludes and upon receipt of the invoice issued by Party I. The apportioned amount shall be calculated according to the apportionment rules stipulated in Clause 11(2), with the final invoice amount issued by Party I as the basis. The invoicing information for Co-Insurer Companies shall be as agreed in Clause 7 of Chapter I.

5. Party I’s designated bank account details are as follows:

Account Name: […]

Bank: […]

Account Number: […]

Article 12 Rights and Obligations of the Parties

1. Rights and Obligations of the Co-Insurance Consortium

(1) The Pooling Entity agrees to appoint Party A as Lead Insurer to spearhead negotiations with the Technical Service Provider regarding information system construction matters. Party A shall represent the Pooling Entity in setting requirements for the scope and quality of services provided by Party I, and shall conduct acceptance inspections.

(2) To provide necessary facilitation in accordance with the law, supply relevant project documentation and materials (e.g., providing corresponding technical interface connections, supplying hardware/software equipment and environments, obtaining written authorisation for relevant personal information from clients to ensure smooth implementation of this Agreement), ensuring all information is truthful, accurate, lawful and complete.

(3) Jointly deliberate with Party I on project-related matters and closely coordinate with Party I in executing project-related work. Designate a dedicated liaison officer to liaise with Party I.

(4) Strictly comply with national laws and regulations concerning the Personal Information Protection Law and Data Security Law, except as stipulated in Article 17 of this Agreement.

(5) Pay fees to Party I as agreed.

2. Rights and Obligations of Party I

(1) To provide services to the consortium in accordance with the provisions of Article 9 of this Agreement.

(2) Ensure that the standards and systems of the services provided are consistent and integrated with the overall scheme of the Pooling Entity. Upon completion of the service system development, be responsible for the routine maintenance of the system throughout the term of this Agreement.

(3) Except as stipulated in Article 17 of this Agreement, where the collection, retention, or use of personal information pertaining to clients of the Pooling Entity is required for the purposes of this Agreement, Party I shall strictly comply with applicable laws, regulations, and supervisory requirements. Party I shall request the Pooling Entity to provide the relevant written authorisation from such clients in accordance with the applicable provisions (this provision does not exempt the Pooling Entity from its own obligations under the law).

(4) During the provision of technical services by Party I, the Pooling Entity shall provide necessary cooperation. Should the actual requirements of the Pooling Entity exceed the functional scope stipulated in the preceding paragraph, additional service fees and extended timelines shall apply, subject to separate negotiation and confirmation, and shall not be deemed a breach by Party I.

(5) Party I shall be entitled to require the Pooling Entity to pay fees.

Chapter III: Insurance Brokerage Service Agreement

Given Party J’s extensive experience as a leading domestic internet insurance brokerage firm in providing insurance brokerage services for similar projects across multiple regions, the Pooling Entity and Party J hereby agree that under this Agreement, Party J shall provide insurance brokerage services for the “[…]” business in the interests of the policyholder. The specific services and work scope are as follows:

Article 13: Scope of Cooperation

1. The Pooling Entity and Party J agree that, for the “[…]” business under this Agreement, Party J shall provide brokerage services to facilitate the conclusion of insurance contracts between policyholders and the Pooling Entity for the “[…]” business, acting in the best interests of the policyholders. Based on the actual operational requirements of the “[…]” project, Party J shall provide the Pooling Entity with client advisory services, training services, and other related services.

2. The Pooling Companies agree to authorise Party A to issue insurance policies in accordance with the insurance plan mutually confirmed in advance between Party A and Party J, and to pay brokerage fees and service charges to Party J at the rates agreed between the parties. The business attribution for the cooperative insurance products shall belong to Party A and its relevant co-pooling entities.

3. Party A, representing the co-insurance consortium, authorises Party J to collect premiums on its behalf. Party J shall establish a dedicated premium collection account in accordance with the requirements of the China Banking and Insurance Regulatory Commission. Party J shall pay Party A the full premium amount for all insured policies under this Agreement, comprising “Premiums paid via WeChat Pay by individual customers” and “Premiums paid via individual accounts by individual customers”. Following the conclusion of the insurance period, the business departments of both parties shall commence reconciliation and notify their respective finance departments of the reconciliation results. The finance departments shall complete verification within 10 working days, after which Party J’s finance department shall remit the full amount of “Individual Customer WeChat Payment” premiums to Party A within 10 working days. Where relevant requirements exist within medical insurance pooling regions necessitating Party J’s collection of “Individual Customer Personal Account Payment” premiums, Party J shall remit the full amount of such premiums to Party A within 10 working days of receipt.

4. The geographical scope for cooperative sales under this Agreement shall be [[…] Province (excluding […])]. Any subsequent expansion of the sales scope shall be separately agreed. Party A and its branches shall undertake services including policy issuance, customer service, and fee settlement.

5. During the sales and claims periods for “[…]”, customer service shall primarily be provided via the hotline: […]. The Lead Insurer shall assign claims teams and customer service personnel to assist in handling matters. During the sales and claims periods, should customer complaints be received, the […] helpline shall prioritise handling regulatory complaints. Should this adversely affect the Lead Insurer’s rating, Party A may request Party J to reduce the commission rate, with specific adjustment methods to be separately agreed upon by Party A.

Article 14: Premium Collection and Settlement

1. Party A, representing the co-insurance consortium, authorises Party J to collect a portion of premiums on its behalf. Party J shall establish a dedicated premium collection account in compliance with the China Banking and Insurance Regulatory Commission’s requirements and shall remit to Party A the full amount of premiums collected under this project for all underwritten policies, as stipulated herein.

2. Following the conclusion of the centralised enrolment period for “[…]”, Party J shall conduct fund reconciliation and settlement with Party A. Upon confirmation of accuracy, Party J shall notify Party A. Party A shall then distribute funds to the co-insurance consortium companies according to the final co-insurance ratios and share allocations.

Bank account for premium collection by Party A’s operational implementation entity

Account Name: […]

Bank: […]

Account Number: […]

Specialised bank account for premium collection by Party J:

Name: […]

Bank: […]

Account Number: […]

3. Party J shall not default on premiums owed to the co-insurance pool for any reason. Should payment remain outstanding for over 10 working days, Party J shall pay a late payment penalty of 10% of the outstanding premium to each co-insurer. Such penalties shall be collected by Party A and distributed to other co-insurers according to their respective co-insurance ratios.

Article 15 Commission Settlement

1. As the insurance brokerage company assisting in the design of the “[…]” insurance product scheme, facilitating the establishment of the co-insurance consortium, handling premium collection and disbursement, and managing the WeChat official account registration and operations, Party J shall be responsible for the operational promotion and customer consultation of this project. It shall also provide employee training and promotional guidance related to this project to the co-insurance consortium companies and shall be entitled to collect brokerage commissions from the co-insurance consortium companies in accordance with the terms of this Agreement.

2. The insurance products and fee settlement ratios for this project are as follows. Co-insurers shall pay brokerage fees to Party J in accordance with the standards stipulated in this agreement.

Product Name	Insurance Type (Policy Terms)	Filing Document Number	Fee Settlement Ratio
[…]	[…]	[…]	[…]

3. For insurance brokerage services provided by Party J, brokerage fees shall be settled based on 10.6% of the full premium amount actually received by the co-insurers and underwritten in their core systems for each policy under all business (including individual and group policies) within this project.

4. The Pooling Company shall provide Party J with a brokerage fee settlement statement within 30 days of receiving the full premium. Upon mutual verification and confirmation, Party J shall issue a special VAT invoice (at a 6% VAT rate) to the Pooling Company. Within 15 working days of receiving the VAT special invoice issued by Party J, the co-insurance consortium shall remit the corresponding brokerage fee to Party J’s designated account. Any taxes or duties related to the brokerage fee shall be borne solely by Party J.

5. Party J’s dedicated bank account for brokerage fee collection:

Name: Sunshine Insurance Brokerage (Shanghai) Co., Ltd.

Bank: China Merchants Bank, Shenyang Branch, Nanshuncheng Sub-branch

Account Number: 755913555810555

6. Party A, as the Lead Insurer, shall be responsible for providing policy surrender services to clients and shall furnish Party J with a monthly Policy Surrender Statement. Within ten days of receiving the Policy Surrender Statement, Party J shall refund the relevant client brokerage fees in full to Party A’s designated account.

Party A’s Designated Bank Account:

Account Name: […]

Tax ID: […]

Address: […]

Telephone: […]

Account Opening Bank: […]

Account Number: […]

7. Party J shall ensure that a special VAT invoice is issued to the Pooling Entity upon receipt of written notification from the latter. The invoicing details for the Pooling Entity shall be as stipulated in “Chapter I, Article VII”.

8. Party J must strictly comply with relevant tax laws and regulations when issuing lawful special VAT invoices.

9. Should any VAT special invoices issued by Party J be lost, destroyed, or stolen prior to delivery to the Pooling Entity due to Party J’s fault, thereby preventing successful delivery, Party J shall be responsible for providing the Pooling Entity with documentation as required by tax regulations to ensure the Pooling Entity can successfully claim tax credits.

10. To ensure timely and successful tax credit claims for invoices received, should any VAT special invoices issued by Party J become lost after delivery and acceptance by the Pooling Entity, Party J shall assist the Pooling Entity in providing the requisite documentation as stipulated by relevant tax laws and regulations. All expenses or costs incurred thereby shall be borne by the Pooling Entity.

Article 16 Rights and Obligations of the Parties

1. The Pooling Company shall enjoy the following rights:

(1) The right to require Party J to maintain the confidentiality of the Pooling Entity’s commercial secrets;

(2) The right to require Party J to observe the principle of utmost good faith and fulfil its duty of disclosure when conducting brokerage business;

(3) The right to require Party J to provide relevant materials or data pertaining to this project that do not involve Party J’s commercial secrets;

(4) The right to require Party J to perform services under this agreement: customer service, operational promotion and other related matters;

(5) The right to review Party J’s marketing and promotional materials;

2. The Pooling Companies shall fulfil the following obligations:

(1) To furnish Party J with necessary business documentation, policy terms, and other requisite materials. Should the Pooling Entity require amendments to relevant operational rules (including underwriting criteria, product discontinuation, etc.), prior consultation with Party J shall be undertaken, with finalised changes notified to Party J ten days in advance;

(2) The Pooling Entity shall pay brokerage fees to Party J punctually in accordance with the terms of this Agreement.

3. Party J shall enjoy the following rights:

(1) The right to obtain relevant terms, documents, business materials, promotional materials, and review authorisations provided by the Pooling Companies;

(2) The right to require the Pooling Companies to pay brokerage fees as stipulated in this Agreement;

4. Party J shall undertake the following obligations:

(1) To pay premiums to the Pooling Entity in a timely manner and to refund brokerage fees in accordance with client surrender requests;

(2) When conducting brokerage business, Party J shall fulfil its duty of full disclosure;

(3) Party J shall maintain confidentiality and shall not disclose to any third party any information or materials concerning the Pooling Entity obtained in the course of its brokerage activities;

(4) Party J shall strictly conduct insurance brokerage business in accordance with the insurance terms, rates, documents, and operational practices provided by the Pooling Entity. It shall properly safeguard documents and materials provided by the Pooling Entity, shall not lose or transfer them to others, and shall not alter the documents or materials of the Pooling Entity;

(5) When collecting brokerage fees, Party J shall provide the Pooling Companies with brokerage fee invoices issued under the supervision of the national tax authorities;

(6) Urge and guide clients in disaster prevention, loss prevention and safety measures to safeguard the interests of the Pooling Group;

(7) Cooperate with the Pooling Entity in collecting information/materials and handling claims related to brokerage operations.

Chapter IV Other Provisions

Article 17: Confidentiality Clauses

1. All parties and their personnel shall undertake confidentiality obligations regarding the following information accessed, utilised, or generated during the operation of the “[…]” project:

(1) Social insurance registration details of the insured persons and their employing organisations.

(2) Social insurance contribution information of the insured persons and their employers.

(3) The insured person’s contribution period and personal account information.

(4) Medical treatment information of the insured person.

(5) Information regarding the insured person’s entitlement to benefits under social medical insurance and commercial health insurance.

(6) Other information reflecting the insured person’s personal entitlements.

The aforementioned information shall not be disclosed to any third party without the written consent of […] and the Pooling Entity.

2. Should any party breach confidentiality obligations and thereby cause losses to the insured person, the joint insurance entity, the platform technical service provider, the insurance brokerage service provider, or their employing organisation, they shall bear liability for compensation in accordance with the law.

3. Specific details and requirements for project information sharing shall be separately stipulated in supplementary agreements to be executed by all parties.

4. This Agreement shall not terminate upon the termination of this Agreement.

Article 18 Intellectual Property Rights

1. Intellectual property rights utilised by Party I in performing this Agreement, along with copyrights, patent rights and other intellectual property rights pertaining to achievements obtained prior to the execution of this Agreement, shall remain the property of Party I.

2. Intellectual property rights pertaining to proprietary technical achievements arising from services provided under this Agreement shall belong to Party I.

3. Party I undertakes that the technology provided for the services under this Agreement shall not infringe upon the lawful rights and interests of any third party. Should any third party pursue claims as a result, Party I shall bear all liability.

Article 19: Liability for Breach

1. Any Party breaching the terms of this Agreement shall bear liability for breach of contract towards the other Party; where such breach causes direct economic loss to the other Party, compensation shall be paid for such direct economic loss.

2. Should any party’s material breach of this Agreement constitute a suspected criminal offence, the other contracting party may report or refer the matter to judicial authorities.

3. Unless otherwise stipulated herein, should either party cause losses to the other through breach of this Agreement or its supplementary agreements, the non-breaching party may unilaterally terminate this Agreement and pursue the breaching party’s liability for breach.

Article 20: Anti-False Advertising Clause

1. All parties shall strictly comply with the provisions of relevant laws of the People’s Republic of China, including the Copyright Law, Trademark Law, Patent Law, Anti-Unfair Competition Law, Contract Law, and Advertising Law. Each party shall have the right to use or promote the matters agreed upon in this Contract in a truthful and reasonable manner within the agreed scope and manner, provided that such use or promotion shall not involve any confidential information agreed upon in the Contract. To avoid risks such as trademark infringement and unfair promotion, prior written consent from the brand owner must be obtained before using the other party’s trademarks, brands, or corporate names for promotional purposes. Otherwise, such use or promotion shall not be permitted.

2. The Parties hereby undertake as follows:

(1) To respond positively to reasonable requests from other parties for the use or promotion of cooperative matters.

(2) Any commercial promotion using another party’s trademarks, brands, or corporate names without written consent; fabrication of cooperative matters; exaggeration of the scope, content, effects, scale, or extent of cooperation; or other breaches of this Agreement may constitute unfair competition through false advertising. The non-breaching party or aggrieved party shall have the right to pursue corresponding legal liability.

Article 21 Anti-Commercial Bribery Clause

1. All parties acknowledge and agree to strictly comply with the laws and regulations of the People’s Republic of China concerning anti-commercial bribery. Both parties understand that any form of bribery or corruption constitutes a violation of the law and will be subject to severe legal penalties.

2. No Party shall solicit, accept, provide, or offer any benefit beyond those expressly stipulated in this Agreement to the other Party, its agents, or other relevant personnel. Such benefits include, but are not limited to, overt or covert discounts, cash, shopping vouchers, tangible goods, securities, travel arrangements, or other non-monetary advantages.

3. All parties strictly prohibit any commercial bribery by their representatives. Any representative engaging in conduct listed in Clause 2 of this Article shall be subject to disciplinary action under their respective company policies and national laws.

4. Should any representative of the Parties engage in any conduct listed in Clause 2 of this Article with any third party outside the scope of this Contract for the purposes of this Contract, such conduct shall constitute a violation of national laws and shall be subject to penalties under national laws.

5. Where a Party or its representative breaches the provisions of Articles 2, 3 or 4 above, causing loss to the other Party, it shall bear liability for damages.

6. The term “other relevant personnel” as used herein refers to individuals, other than the respective parties’ authorised representatives, who have a direct or indirect interest in the Contract, including but not limited to relatives and friends of the Contract representatives.

Article 22 Anti-Money Laundering Provisions

1. The consortium agrees to authorise Party A to represent the consortium in fulfilling relevant anti-money laundering obligations under the “[…]” project. All parties shall comply with and implement the requirements of the Anti-Money Laundering Law of the People’s Republic of China, the Administrative Measures for Customer Identification and Customer Identity Data and Transaction Record Keeping by Financial Institutions, the Administrative Measures for Reporting Large Transactions and Suspicious Transactions by Financial Institutions, the Notice on Strengthening Customer Identification Work Related to Anti-Money Laundering, the Guidelines for Obligated Institutions on Establishing Anti-Money Laundering Transaction Monitoring Standards, and the Administrative Measures for Anti-Money Laundering Work in the Insurance Industry.

2. Should Party A detect any irregularities during transactions, or circumstances constituting a large transaction, it shall promptly notify all other parties involved. All parties shall fulfil their reporting obligations for large and suspicious transactions in accordance with the Administrative Measures for Reporting Large and Suspicious Transactions by Financial Institutions.

3. In establishing and maintaining business relationships with Party A, Party J shall cooperate with Party A’s due diligence procedures. Party J shall provide authentic and valid identification documents or proof of identity, accurately and completely complete relevant identity information, and truthfully furnish details and materials concerning beneficial owners. Upon Party A’s request, Party J shall truthfully provide materials related to the purpose and nature of the business relationship or transaction, as well as the source and use of funds. Should the Client fail to cooperate with Party A in implementing reasonable due diligence measures in accordance with anti-money laundering regulations, Party A reserves the right to restrict or refuse the transaction and, where appropriate, submit a suspicious transaction report. Where the Client receives or pays fees to Party A in cash rather than through financial institutions, and the amount involved is substantial and exceeds the prescribed threshold, the Client shall immediately notify Party A of the cash transaction and cooperate with Party A in completing relevant procedures, including reporting to the China Anti-Money Laundering Monitoring Centre.

Article 23 Consumer Rights Protection

All parties to this Agreement shall ensure that all business activities under this Agreement strictly comply with consumer rights protection requirements stipulated in national laws, regulations, and supervisory provisions, thereby safeguarding the lawful rights and interests of insurance consumers. The laws, regulations, and supervisory provisions referred to herein include, but are not limited to, the Insurance Law of the People’s Republic of China, the Consumer Rights Protection Law of the People’s Republic of China, and the Measures for the Protection of Consumer Rights and Interests of Banking and Insurance Institutions (CBIRC Order No. 9 of 2022). Specific requirements are as follows:

1. All parties shall prioritise consumer rights protection and establish compliant mechanisms for the admission and withdrawal of cooperative institutions. Party J shall not have engaged in any consumer rights infringement or been subject to regulatory notifications within the preceding two years. Party J shall establish robust consumer rights protection mechanisms and actively cooperate with the Pooling Group in handling consumer complaints. Should Party J be found by regulatory authorities to have infringed upon consumer rights during the course of business cooperation, or should it fail to cooperate with the consortium in handling consumer complaints, the consortium shall have the right to terminate its cooperation with Party J, including but not limited to contract termination, and shall include Party J in its negative list for cooperative institutions.

2. All parties to this agreement shall strictly fulfil their responsibilities in compliance and risk management, information security control, service pricing management, service continuity, information disclosure, dispute resolution mechanisms, liability for breach of contract, and emergency response, in accordance with relevant laws and regulations.

3. All parties shall regulate insurance sales practices in accordance with the Administrative Measures for Insurance Sales Activities, ensuring no conduct detrimental to consumer interests occurs during insurance sales. This includes, but is not limited to: Party J shall not promote or sell products/services to consumers under the joint underwriting consortium’s name at business outlets or proprietary online platforms; shall not conduct insurance marketing activities unlawfully or beyond authorised scope; and shall not market insurance products or services through fraudulent or misleading means. Party J shall actively cooperate with the Pooling Entity’s supervision and inspection of business activities, promptly rectifying any identified issues as required by the Pooling Entity. The Pooling Entity reserves the right to take measures to halt and urge rectification of any violations of laws, regulations, or the cooperation agreement by Party J during insurance sales, and to pursue Party J’s liability in accordance with the law.

4. All parties to this agreement shall establish robust consumer complaint handling mechanisms, clearly publicise complaint channels and procedures, improve complaint data statistics, and appropriately address and resolve insurance consumer disputes arising during cooperation. Where a customer lodges a complaint with Party J, Party J shall promptly report it to the Pooling Entity following preliminary investigation and verification, and cooperate with the Pooling Entity’s subsequent handling measures. Where customers lodge complaints directly with the pooling entity, the latter shall have the right to request assistance from Party J regarding facts pertaining to Party J or information held by Party J, to which Party J shall respond positively. Where customers lodge complaints with regulatory authorities, all parties to the agreement shall immediately establish a dedicated complaint handling team to collaborate on resolving the complaint. Throughout the complaint resolution process, both parties shall actively coordinate with government bodies, regulatory authorities, news media and other relevant institutions to prevent risk escalation.

5. All parties shall proactively trace and address issues revealed by consumer complaints, identify service deficiencies and potential risks, reduce consumer grievances at source, enhance service standards, and strengthen protection of insurance consumers’ rights.

6. For insurance products or services receiving numerous customer complaints or exhibiting design flaws, Party J shall promptly notify the pooling entity and handle relevant matters appropriately in accordance with the pooling entity’s requirements, including ceasing sales or service provision.

7. Regardless of whether this Agreement or any supplementary agreements concerning insurance product cooperation are terminated, rescinded, or revoked, all parties shall actively cooperate with investigations related to consumer rights protection, providing relevant materials as required. Such investigations shall include, but are not limited to, complaints, petitions, and public opinion incidents. Should relevant regulatory authorities conduct inquiries or inspections concerning consumer rights protection, all parties shall actively assist one another in providing pertinent information and documentation.

Article 24: Customer Information Protection Clause

Where the cooperation involves the collection, use, or other processing of customer information, it shall be ensured that such processing complies with the requirements of the Civil Code the Personal Information Protection Law, the Data Security Law, the Cybersecurity Law, the Consumer Rights

Protection Law, the Decision of the Standing Committee of the National People’s Congress on Strengthening the Protection of Network Information, and the national standard Information Security Technology Personal Information Security Specification. Such processing shall adhere to the principles of legality, legitimacy, necessity, and good faith. The purpose, method, and scope of information collection, use, and processing shall be explicitly communicated to the customer, and authorisation and consent shall be obtained. Specific requirements are as follows:

1. The collection, use, and processing of customer personal information must be based on legal obligations or be necessary for the performance of this Agreement, and customer information shall be collected only within the scope necessary for the performance of this Agreement. Without the customer’s authorisation and consent, customer personal information shall not be publicly disclosed, nor transferred or sold to third parties. Where one party provides the personal information it processes to another party, it shall inform the individual of the name or title, contact details, processing purpose, processing methods, and types of personal information of the receiving party, and obtain the individual’s separate consent. The recipient shall process personal information strictly within the scope of the aforementioned processing purpose, processing methods, and categories of personal information. Should the recipient alter the original processing purpose or methods, it shall consult to obtain renewed consent from the customer.

2. The retention period for customer personal information shall be the minimum time necessary to achieve the business processing objectives of this Agreement. Upon completion of the collection and usage objectives, customer personal information obtained during the cooperation shall be promptly deleted or anonymised. Should this Contract become ineffective, void, terminated, or revoked, Party A shall have the right to require Party J to return or delete the customer information.

3. Where processing involves sensitive customer information, it shall be conducted for specific purposes with sufficient necessity, obtain separate consent from the customer, and comply with relevant laws, regulations, and management requirements concerning personal information protection.

4. Party J shall maintain strict confidentiality of customer personal information, implementing technical measures and other necessary safeguards to ensure its security. Should a breach, alteration, or loss of customer personal information occur or be imminent, Party J shall immediately implement remedial actions while concurrently notifying Party A to mitigate harm to both customers and Party A.

5. Party J shall guarantee the lawful sourcing of customer information and provide Party A with accurate and authentic customer data. Where customers request access, copying, correction, supplementation, or deletion of their information, both Party J and Party A shall promptly cooperate with the customer to process such requests under lawful and reasonable circumstances. The party first receiving the customer’s request shall promptly notify the other party.

6. Party A shall have the right to supervise Party J’s handling of matters concerning Party A’s business and the personal information of Party A’s clients. Party A shall have the right to require Party J to cooperate in completing matters related to client information processing in accordance with relevant laws and regulations. Should Party J fail to process client information in compliance with personal information protection laws, regulations, and contractual agreements, thereby causing impact or loss to Party A and its clients, Party J shall bear all liability for compensation. Concurrently, Party A shall have the right to terminate this Contract.

Article 25 Dispute Resolution

1. All matters shall be handled strictly in accordance with this Agreement.

2. Any disputes arising during the execution of this Agreement shall be resolved through consultation among the parties. Should consultation fail to reach an agreement, the parties may apply to […] for mediation. Where mediation proves unsuccessful, the dispute may be resolved through litigation at the People’s Court with jurisdiction over Party A’s place of business.

Article 26 Supplementary Provisions: Changes to Underwriting Services

Pursuant to the provisions of Article 5 “Insurance Coverage Services” herein, following the conclusion of the sales period, the Lead Insurer shall issue policies and full-premium VAT ordinary invoices to all policyholders, whether online or offline, in accordance with the finally confirmed co-insurance ratio. However, to accommodate certain group policy clients’ requests for advance invoicing, the Lead Insurer shall issue policies during the sales period (20 November 2024 to 31 March 2025) prior to determining co-insurance ratios. In accordance with the Lead Insurer’s internal management regulations, the following three supplementary rules shall apply, with all other provisions remaining unchanged.

(i) Co-insurance ratio for group policies during the agreed sales period (20 November 2024 – 31 March 2025)

At the request of each co-insurer, the Lead Insurer shall issue policies for group policy clients requiring advance invoice printing after 20 November 2024. As the final co-insurance ratio remains undetermined, the following ratios shall apply by reference to the final 2024 […] co-insurance ratios:

Serial No.	Institution Name	Agreed Proportion
1	[…]	[…]
2	[…]	[…]
3	[…]	[…]
4	[…]	[…]
5	[…]	[…]
6	[…]	[…]
7	[…]	[…]
8	[…]	[…]

Following the conclusion of the sales period, adjustments shall be made in accordance with the rules stipulated in Clause IV “Co-insurance Ratios and Shares” of this Agreement, after determining the final co-insurance ratios for each co-insurer.

(b) Group Policy Issuance Process During the Agreed Sales Period (20 November 2024 – 31 March 2025)

Party I shall collect requirements from each co-insurer and relay them to the Lead Insurer and Party J. Subsequently, Party Kui shall transfer the corresponding policy premiums and customer details (name, ID number) to the Lead Insurer. Each co-insurer must post the relevant application materials for their respective policies to the Lead Insurer. The Lead Insurer shall verify the application materials, premium amounts, and customer information before proceeding with policy issuance for the respective group policy. Invoices shall be issued within 3-5 working days following policy completion. Printed invoices shall be mailed back to each co-insurer.

Principal Insurer Postal Address:

Address: […]

Attn: […]

Telephone: […]

(3) Agreed Premium Collection Rules

During the sales period, the Lead Insurer shall collect group policy customer information and associated premiums as required by each co-insurer, without distributing payments to co-insurers according to the “agreed proportion”. Operations shall continue in accordance with the provisions of Clause 5 “Underwriting Services” in the Master Agreement.

Article 27: Miscellaneous

1. This Agreement shall take effect upon affixing the official seals or contract seals of all parties and shall remain valid until 31 December 2025.

2. Provisions concerning outstanding matters such as claims settlement shall remain in full force and effect.

3. Any matters not covered herein may be addressed through supplementary agreements.

4. This Agreement is executed in eleven (11) original copies, with each party holding one copy.

(This page serves as the signature page)

Party A (Principal Insured): […]

Signature of Responsible Person/Authorised Representative:

Date:

Party B (Co-insurer): […]

Signature of Responsible Person/Authorised Representative:

Date:

Party C (Co-insurer): […]

Signature of Responsible Person/Authorised Representative:

Date:

Party D (Co-insurer): […]

Signature of Responsible Person/Authorised Representative:

Date:

Party E (Co-insurer): […]

Signature of Responsible Person/Authorised Representative:

Date:

Party F (Co-insurer): […]

Signature of Responsible Person/Authorised Representative:

Date:

Party G (Co-insurer): […]

Signature of Responsible Person/Authorised Representative:

Date:

Party H (Co-insurer): […]

Signature of Responsible Person/Authorised Representative:

Date:

Party I (Platform Technical Service Provider): […].

Signature of Legal Representative/Authorised Representative:

Date:

Party J (Insurance Brokerage Service Provider): Sunshine Insurance Brokerage (Shanghai) Co., Ltd.

Signature of Legal Representative/Authorised Representative:

Date:

Appendix 1: […] Province Inclusive Commercial Health Insurance Protection Scheme (“[…]” 2025 Edition)

Product Prospectus

1、 Product Summary

1. Eligible Population: Urban employees and urban and rural residents enrolled in basic medical insurance within […] Province (excluding […]).

2. Age Eligibility: No restrictions.

3. Health Status: No restrictions.

4. Policy Period: One year, from 00:00 on 1 January 2025 to 24:00 on 31 December 2025.

5. Waiting Period: None.

6. Number of Policies: Each insured person may purchase only one policy. Multiple purchases are invalid, and no liability shall be assumed for excess coverage.

7. Minor coverage: When purchasing for a minor, supplementary information regarding the legal guardian must be provided.

8. Premium Payment Method: Single premium payment.

9. Premium: […]

10. Claims: This product shall not bear insurance liability for medical treatment received by the insured person that has not been settled through basic medical insurance.

2、 Coverage Plan

Product Name	[…] 2025
Coverage Items	Coverage 1: Personal out-of-pocket expenses for compliant hospitalisation medical costs within the basic medical insurance catalogue	Coverage 2: Reasonable personal out-of-pocket hospitalisation medical expenses not covered by the basic medical insurance catalogue	Coverage 3: Expenses for individuals aged 18 years or above diagnosed with phenylketonuria Coverage Liability
Coverage Scope	Refers to the personal out-of-pocket portion of medical expenses incurred by basic medical insurance participants during hospitalisation at designated basic medical insurance institutions, after reimbursement from […] Province’s basic medical insurance, urban and rural residents’ critical illness insurance (or employee high-cost medical expense subsidy, civil servant medical subsidy), and medical assistance compensation. This includes compliant medical expenses covered by the participant that fall below the deductible threshold or exceed the maximum reimbursement limit.	Refers to reasonable medical expenses incurred by basic medical insurance participants during hospitalisation at designated basic medical insurance institutions that are not covered by the basic medical insurance catalogue.	Medical expenses for special dietary requirements incurred by individuals aged eighteen years or above diagnosed with phenylketonuria, provided such expenses comply with relevant regulations.

	Coverage Limit	RMB 1 million	2 million yuan	¥10,000
	Excess	Shared 45,000 yuan (inclusive) (First-time policyholders and claim-free renewals: ¥38,000)		¥0
Reimbursement Ratio	Non-pre-existing conditions	Excess up to ¥60,000 (inclusive), 50% Over ¥60,000: 30%		100%
	Pre-existing conditions	20%		—
	Out-of-province medical treatment	Corresponding reimbursement rate reduced by 10%		—
	Hospital Coverage	Designated medical institutions under the basic medical insurance scheme
	Premium	¥149 per person per year
	Pre-existing Conditions	Specific Pre-existing Conditions
	Waiting Period	No waiting period
	Enrolment Period	From 00:00 on 20 November 2024 to 24:00 on 31 March 2025
	Coverage Period	00:00 on 1 January 2025 to 24:00 on 31 December 2025

1. Regarding Coverage I and Coverage II: Explanation of the staged reimbursement ratio for non-pre-existing conditions:

After deducting the amount reimbursed by basic medical insurance, the remaining personal expenses incurred:

●    0–Excess: 0% reimbursement;

●    Excess to RMB 60,000 (inclusive): 50% reimbursement;

●    Above ¥60,000: 30% reimbursement.

2、 First-time enrolment: Refers to participants who have not previously enrolled in either “[…] 2023” or “[…] 2024”.

3、 Renewal without claims: Refers to individuals who have previously enrolled in either “[…] 2023” or “[…] 2024” and have not incurred any claims (i.e., claims amount = 0).

3、 Relevant Role Descriptions

1. Policyholder: For individual contributions, the policyholder must possess full capacity for civil conduct and may insure themselves, their parents, spouse, or children. For contributions made by enterprises, institutions, or other organisations, the policyholder must meet regulatory requirements and may be the relevant enterprise, institution, or organisation.

2. Insured Person: Participants in the basic medical insurance scheme for urban employees or urban and rural residents within […] Province (excluding […]).

3. The beneficiary is the insured person themselves. In the event of the insured person’s death, the beneficiary shall be their legal heir.

4. In all coordinated regions of […] Province (excluding […]), individuals who contribute to the employee medical insurance scheme may utilise their personal medical insurance accounts to pay for the “[…]” insurance premiums for themselves, their spouse, children, and parents (up to a cumulative total of seven individuals) within the same coordinated region.

Note: The relationship between the policyholder and the insured is restricted to the policyholder themselves, their spouse, parents (excluding the spouse’s parents), and children. Should any false information be provided, the policyholder shall bear all legal liabilities.

5. Where the insured person is a minor, the policyholder must be their legal guardian. The policyholder shall ensure the accuracy and validity of the minor’s information and undertake obligations including premium payments, policy maintenance, and claims processing on behalf of the minor.

4、Insurance coverage period

From 00:00 on 20 November 2024 to 24:00 on 31 March 2025.

5、Insurance Period

1. Policy Term: 1 year

Coverage Period: Commencing at 00:00 on 1 January 2025 and concluding at 24:00 on 31 December 2025.

2. Clarification on Determining the Time of Incident

For all coverage under this product, the time of hospitalisation shall be deemed the time of claim occurrence. Should the time of claim fall within the insurance period, the insurer shall bear the liability for payment. Where the admission date occurs within the insurance coverage period but the discharge date extends beyond the end of said coverage period, this insurance product shall continue to cover hospitalisation medical expenses for this admission (where discharge has not been processed during the period) up to 90 days following the end of the insurance coverage period.

6、 Coverage Details

1. Personal Out-of-Pocket Hospitalisation Medical Expenses Within the Scope of Medical Insurance Policies

During the policy period, the personal out-of-pocket portion of medical expenses incurred by the insured during hospitalisation at designated basic medical insurance institutions, after reimbursement by […] Province’s basic medical insurance, urban and rural residents’ critical illness insurance (or employee high-cost medical expense subsidy, civil servant medical subsidy), and medical assistance compensation. This includes compliant medical expenses below the deductible threshold and above the maximum reimbursement limit. The annual cumulative maximum reimbursement limit per insured person is RMB 1 million.

2. Reasonable personal out-of-pocket hospitalisation medical expenses outside the scope of medical insurance policies

During the insurance period, the maximum annual cumulative reimbursement limit per insured person for reasonable medical expenses incurred during hospitalisation at designated basic medical insurance institutions that fall outside the basic medical insurance catalogue shall be RMB 2 million.

3. Reimbursement ratios for in-policy and out-of-policy liabilities

For the aforementioned in-patient medical expenses covered by medical insurance and reasonable out-of-pocket in-patient medical expenses outside medical insurance coverage: For remaining medical expenses exceeding RMB 60,000, non-specified pre-existing conditions are reimbursed at 30%. During the policy period, cumulative reimbursement for in-policy hospitalisation expenses is capped at RMB 1 million, while cumulative reimbursement for out-of-policy hospitalisation expenses is capped at RMB 2 million. Specified pre-existing conditions are reimbursed at 20% after deducting the annual cumulative deductible. Medical expenses incurred outside the insured’s home province are reimbursed at a rate reduced by 10% of the corresponding coverage percentage.

4. Coverage for individuals aged eighteen or above diagnosed with phenylketonuria

Special dietary expenses incurred by diagnosed phenylketonuria patients aged eighteen or above shall be reimbursed upon submission of valid retail pharmacy receipts for specialised foods. Such expenses shall be reimbursed at 100% without excess, provided the insured submits original valid receipts. The maximum annual cumulative compensation limit per insured person is RMB 10,000.

This insurance contract operates on a compensation principle. The aggregate reimbursement amount for medical expenses under the three coverage provisions obtained by the insured through any channel shall be capped at the actual medical expenses incurred.

7、 Insurance Coverage Details

(i) Coverage for Reasonable Personal Out-of-Pocket Hospitalisation Expenses Outside the Basic Medical Insurance Catalogue Refers to the self-funded portion outside the scope of the basic medical insurance catalogue, including expenses for medications included in the basic medical insurance catalogue but exceeding the specified payment limits.

(2) Expenses for high-value medicines settled separately from medical insurance (including high-value medicines at designated medical insurance outpatient facilities and dual-channel pharmacies) shall be settled according to the medical insurance policies of each coordinated area in […] Province and included under the coverage of “Coverage I: Reasonable Personal Out-of-Pocket Hospitalisation Medical Expenses Within the Basic Medical Insurance Catalogue”.

(iii) Rules for Determining “Specific Pre-existing Conditions”

1. Should an insured person have been diagnosed with a “specified pre-existing condition” prior to the policy’s effective date (including primary and secondary diagnoses), whether undergoing treatment or having recovered, such condition shall be deemed a “specified pre-existing condition” for that insured person. Should the insured person receive treatment for their “specified pre-existing condition” on or after the policy commencement date, claims arising from such treatment shall be assessed and paid in accordance with the “specified pre-existing condition” claims settlement rules.

2. Where an insured person has not been diagnosed with a “specified pre-existing condition” prior to the policy commencement date, any new occurrence of such a condition requiring treatment (whether single or multiple instances) during the policy term shall be assessed and paid in accordance with the non-specified pre-existing condition claims settlement rules.

3. Should the insured person undergo multiple hospitalisations during the coverage period that cumulatively meet the claim threshold, the determination of whether a hospitalisation constitutes a “specific pre-existing condition” shall be based on the primary diagnosis at the time of discharge from the hospitalisation that first reached the cumulative threshold.

4. If the insured person had a specified pre-existing condition prior to 24:00 on 31 December 2024 and subsequently enrolled in […] 2025, they shall be classified as belonging to the specified pre-existing condition group during the coverage period of […] 2025.

5. List of Specified Pre-existing Conditions

(1) Malignant tumours (including leukaemia, lymphoma, and minimally invasive cancer; excluding carcinoma in situ and precancerous lesions).

(2) Cardiovascular, Cerebrovascular, and Metabolic Disorders: Coronary heart disease, valvular heart disease, congenital heart disease, malignant arrhythmia, aneurysm (including aortic dissection), cardiomyopathy, and complications arising from any of the aforementioned conditions; cardiac insufficiency or chronic heart failure; cerebral infarction, cerebral haemorrhage, stroke, cerebral vascular accident, and complications arising from any of the aforementioned conditions; Stage III hypertension, diabetes mellitus with complications.

(3) Chronic pulmonary, renal, and hepatic conditions: chronic respiratory failure, chronic obstructive pulmonary disease (excluding chronic emphysema);

Chronic renal insufficiency (including renal failure stage, uraemic stage), nephrotic syndrome and complications arising from the above conditions; cirrhosis of the liver, hepatic failure and complications arising therefrom.

(4) Paralysis (denoting permanent, complete loss of voluntary motor function in two or more limbs due to disease or accidental injury, where two of the three major joints per limb remain rigid or limb muscle strength is Grade 2 or below; or amputation or loss of two or more limbs).

(5) Autoimmune diseases – including systemic lupus erythematosus, systemic sclerosis, acquired immunodeficiency syndrome (AIDS), AIDS-related complex (ARC), and other HIV-related sexually transmitted diseases or symptoms.

(6) Aplastic anaemia.

(7) Ulcerative colitis.

(8) Congenital and hereditary diseases.

(IV) Reasonable and Necessary Medical Expenses

1. Conformity with customary practice: Refers to costs consistent with prevailing treatment protocols, standard therapeutic approaches, and average medical expense levels in the locality where medical services are received. Compliance with customary practice shall be assessed by us based on objective, prudent, and reasonable principles. Should the insured party disagree with the assessment outcome, review and determination may be conducted by an authoritative medical institution or expert mutually agreed upon by both parties.

2. Medically Necessary:

Refers to medical expenses meeting all the following conditions:

(1) Essential items for treating accidental injury or illness;

(2) Items that do not exceed the principles of safe and adequate treatment;

(3) Prescription medications issued by a doctor;

(4) Non-experimental and non-research items;

(5) Items consistent with generally accepted standards of medical practice in the locality where treatment is received. Medical necessity shall be assessed by us based on objective, prudent and reasonable principles. Should the insured party disagree with the assessment outcome, review and appraisal may be conducted by an authoritative medical institution or expert mutually agreed upon by both parties.

(V) Definition of “Cross-Provincial Out-of-Area Medical Treatment” under […] 2025: Refers to hospitalisation treatment received by the insured at medical institutions located outside […] Province.

Appendix 2: Functional Specifications

1. Policy Application System Function List:

Primary Menu	Secondary Menu	Function Description
Mobile App - Policy Application Service	User Login	Redirected to mobile H5 page via external public account, app, or QR code scan; initial login requires registration and binding;
Verify whether the logged-in user is a whitelisted user (sales agent)
Insurance Eligibility Verification	1. Verify the policyholder’s medical insurance status, supporting new residents’ enrolment;
2. If selecting personal account payment, verify whether the policyholder is a valid medical insurance participant;
	Personal Centre	Upon successful registration, users may access their personal centre to view order details and other services. Only users who have passed identity verification may enter various modules. Content visibility within the personal centre may be customised based on the user’s identity type;
	Personal Information Binding and Modification	Following successful mobile registration, users may complete their basic personal details (name, ID number) to facilitate subsequent service operations.
Users may modify personal details (name, ID type, ID number) when no active orders exist.
	Online Insurance Application	Details of the […] product are provided.
Follow the relevant pages of the application process to complete details for the policyholder and insured person, then proceed with premium payment.
Verify the payer details entered.
Add insured persons (multiple entries permitted)
Verify the policyholder’s eligibility to purchase and the insured’s eligibility for coverage
Use the medical insurance personal account to pay for the order (excluding combined payments)
Pay individual account fees via personal out-of-pocket methods (alternative payment options may apply depending on the service, excluding combined payments)
	My Orders	This page displays pending payment orders. (Organised by sub-order)
This page displays paid orders. (Displayed by sub-order)
This page displays refunded orders. (Displayed by sub-order)
This page displays cancelled orders. (Displayed by sub-order)
	Insurance Coverage Status	Users may download personal insurance policy certificates via mobile devices; certificates become available for download only after the insurer has successfully issued the policy.
	Corporate Insurance Booking	Corporate insurance applications initiated online will be followed up by customer service representatives.
	Corporate Booking Enquiry	Online corporate booking requests can be queried. Customer service will follow up offline to handle subsequent insurance matters.
	Customer Service	Providing 7x8-hour customer service daily for […] policyholders. Requires telephone communication with the customer.
	SMS Verification	① Login verification; ② Policyholder mobile number verification; ③ Notifications for policy cancellation and successful purchase;
	Policy Dashboard	Real-time viewing of policy details (matching PC dashboard metrics), with mobile access permissions configurable;
	Historical Orders	Enables retrieval of historical order details
	Policyholder Enquiry	Retrie`ve individual insurance records using name and ID card details (data list - full database searchable)

PC Version	Group Policy Management	Clicking this allows external import of customer insurance information. Imported lists undergo medical insurance identity verification; successfully verified entries may be processed via “Cancel Pre-Insurance” or “Confirm Insurance” operations.
First, select the pre-insurance batch number in the verification batch number field. Then, click “Cancel Pre-Insurance” to remove the pre-insurance record.
After entering the payment method in the designated field, click “Confirm Enrolment” to finalise the enrolment.
	Corporate Insurance Booking Management	① Query online appointment requests initiated by enterprises; customer service will follow up offline to process subsequent insurance matters. ② Export relevant records;
	Ad Hoc Offline Insurance Management	Batch import pre-insurance information in file format.
Batch export pre-insurance information in file format. Query orders with individual account payment methods. Extract policyholder name, ID type, ID number, and total order cost by insurance order dimension for export.
Add basic information for the policyholder, insured person, and product.
	Mobile User Management	Manage registered user information on the mobile platform (including the ability to suspend users – meaning adding them to a blacklist); Support bulk import of lists (e.g., agent lists).
Edit user mobile numbers, personal three-factor authentication details, etc.
	Whitelist User Management	Maintain the mobile end user whitelist (representing sales personnel), supporting bulk import and editing;
	Insurance Application Verification Whitelist	Invalidates medical insurance status verification for individuals within the whitelist during policy application
	Report management	Export enrolment figures by medical insurance type across districts/counties within specified timeframes.
Export the number of participants and amounts paid by different payment methods within a specified timeframe.
Export enrolment volumes by channel source within a specified timeframe. (Subject to insurer permissions)
Export daily enrolment figures across all channels within the specified timeframe. (Default exports data from the past seven days; subject to insurer permissions)
Export detailed promotion records for each insurer within the specified timeframe (subject to insurer permissions).

	Medical Insurance Subscriber Management	Maintain the list of medical insurance enrollees (import and add functionality available)
	Task Export Management	View pending export tasks and download corresponding reports
	Policy Information Management	Enables querying of all online insurance order details and tracking of order statuses. Allows exporting of sales promotion performance data for agents across insurance companies
Export insurance summary reports.
Export the insurance application information management list.
	Policy Data Dashboard	View real-time dynamic data for all key metrics.
	User Management	Complete user information entry, maintenance, and authorisation tasks. Assign appropriate roles to users and perform bulk import/export of user information.
	Role Management	Create role groups through role management, assign personnel to groups to grant role functions, and link roles with permissions to control module menu operations.
	Dictionary Management	Maintain business code information within the system through operations such as adding, editing, and deleting entries.
	Image Configuration	Configure corresponding images and logo information within the system online.
	Pre-existing Condition Verification	After the policy period concludes, assess whether the insured has pre-existing conditions and assign relevant labels (year, major pre-existing conditions)
	Menu Management	Maintain menu management, enabling the addition and editing of menus
System interfaces	Payment Interface Services	Integrate with various payment platforms to facilitate fee payments and refunds
	Business Platform Integration	Integrates with external business development platforms for real-time synchronisation of order and performance data
	Medical Insurance Interface Services	Interfaces with medical insurance platforms to enable medical insurance identity verification, personal account payments, and refunds
	Insurance Enrolment Channel Interface Services	Enable external channels to access the insurance platform for online policy applications while recording associated channel information

2. Claims System Functional Specification:

Primary Module	Secondary Module	Function Description
Mobile App	User Portal	Upon clicking “Apply for Claim” at the designated claims portal for Huimin Insurance, users are redirected to the claims service platform’s H5 page. After logging in, users may proceed with claims applications and case enquiries as normal.
	Insured Person Management	Policyholders may bind their insurance policies by entering three key details. Additionally, mobile numbers and bank account information may be provided for use during the claims process.
	Offline Claims Application	Claims Application Process Step 1: Complete essential incident details required for claims processing, including claimant information, insured party details, and hospital of treatment.
Step 2: Users must categorise and upload claim documentation as images. Categorised uploads facilitate subsequent review by claims assessors.
Step 3: Upon completing document upload, the user must provide an electronic signature authorisation to ensure compliance of the claim application.
Step 4: Upon submission, the system will access the policy query interface to instantly verify the user’s policy details, confirming the validity of the claim application.
	Online Fast Claims Application	Users may view the fast claims notification details automatically generated by the system based on medical insurance settlement data, along with the claim settlement outcome.
When viewing fast claims data, users may click to initiate the subsequent fast claims process. This requires pre-maintained basic information such as the insured person’s bank account and contact number, along with the provision of the user’s electronic signature authorisation to ensure the compliance of this application.
	Claims Enquiry	Users may review past claims application records and claim case details to track claims progress.
For claims where the process cannot proceed due to insufficient documentation, users may upload supplementary materials via the claim record details page (the system will display required supplementary documentation notes).

PC Version - Claims Management	Policy Management	Query and import policyholder policy information.
Claims statistics, claims ranking briefings, claims case statistics (by insurance liability), claims case statistics (by medical category), claims case statistics (by region), claims processing time statistics, high-value medication claims statistics
	Case Filing	View lists of all active and returned claims. Clicking a case detail allows input or editing of claim information.
Upon case acceptance, verify the claimant’s insured status and retrieve their policy details and coverage status. After platform retrieval, policy information is displayed and validated on-screen.
Upon completing case information entry, select the appropriate case filing conclusion based on the completeness and reasonableness of the submitted materials, then submit the case (select ‘Approved’ for standard cases; select ‘Rejected’ if the claimant’s identity is invalid or the claim does not meet insurance coverage requirements, specifying the reason for rejection).
	Initial Case Review	View the list of all cases undergoing initial review. Click on a case detail to commence the initial review process.
The system automatically calculates the claim amount based on the matched liability. A single case may involve multiple liability calculations.
The initial reviewer must examine the case details, review any case filing annotations, verify the submitted materials and the calculated claim amount, and determine whether the medical expense items comply with the claim reimbursement rules. They then select the appropriate initial review conclusion and submit the case (for standard cases, the case can be approved directly; if the claim does not meet the liability rules, it can be rejected with the reason for rejection noted).
For anomalous cases involving missing documentation or erroneous incident details, reviewers may return the case to the filing stage for correction or refer it back to the claimant to supplement materials.
	Case Re-examination	Reviewers may view a list of all cases awaiting re-examination. Upon clicking a case detail, they may conduct the re-examination.
After reviewing the case details, the reviewer may directly approve valid cases or return problematic cases to the case filing or initial review stage for reprocessing.
	Comprehensive Query	All claims on the platform may be queried based on criteria such as case status or claimant information, with case details accessible for review.
After retrieving the corresponding case list based on your criteria, you may download all case information in Excel format.
You may view complete case information, including basic claim details (applicant, claimant, hospital attended, various claim documentation images, settlement results, etc.), as well as case processing workflow information (outcomes and review annotations for case registration, initial review, and re-examination).
	Fast Claims Management	Quick claims can be queried based on case status, claimant information, and other criteria, with case details available for review.
Statistical analysis of expedited claims metrics is available by dimensions such as time and treatment type.
Statistics on key metrics for fast-track claims can be generated by settlement date, insured person, and other dimensions.
PC-based - Payment Management (Insurance Company)	Claims Payment	All pending reimbursement claims for payment may be queried. Information includes the payer (insurance institution) and payee (policyholder’s bank account) details, along with the associated claim reference number.
Based on the query results, all claims payment information can be downloaded in Excel format and submitted to the insurer for processing.
After the insurer has disbursed the claim payment, the payment outcome may be imported into the system. Upon successful import, the case status will be updated to ‘Archived’.

Log Management	Operational Log Management	User operation logs within the system can be queried, displaying relevant log entries by business scenario, processing time, and operation content, facilitating subsequent log auditing.
Basic Management	Institution Management	Maintains foundational information for underwriting institutions, policyholder institutions, and service providers. Basic information can be added and edited, serving as essential data during insurance product maintenance.
	Three-Directory Management	Maintains detailed information on the three directories for medical insurance across various cities and regions;
	Designated Pharmacy Management	Enables querying of designated pharmacy information by region, name, and other criteria; allows adding or editing designated pharmacy details.
	Special Medication Directory Management	Provides a specialised medication directory search function, serving as a foundational catalogue for insurance product selection. Enables viewing of medication details (including dosage instructions, indications, etc.).
	Designated Hospital Management	Search for medical institution information by criteria such as grade and rating. Add or edit medical institution information.
	Diagnosis Directory Management	Manages diagnostic codes and diagnostic name directories, enabling the addition or editing of diagnostic information.
	Document Type Management	Maintain the types of documentation required for claims applications submitted via mobile devices. The mobile interface dynamically displays the required documentation types based on the case category.
	Insurance Product Management	Maintains corresponding insurance products, enabling querying and editing of insurance product information.
	Coverage Plan Management	Enables management of cover plans for insurance products, along with corresponding benefit payment obligations under each plan.
	Benefit Obligation Maintenance	Maintain and manage benefit obligations according to dimensions of insurance institutions, products, and coverage plans.
PC-based User Permissions Management	Data Dictionary	Maintain business code information within the system through operations such as adding, editing, and deleting.
	User Management	Complete user information entry, maintenance, and authorisation tasks. Assign appropriate roles to users and perform bulk import/export of user information.
	Role Management	User operational permissions within the system are controlled through roles, which may be understood as user groups possessing specific operational authorisations. Role management enables the creation of role groups, assigning personnel to these groups to grant role functionality. The association between roles and permissions facilitates operations on module menus.
System Integration (Medical Insurance)	Quick Claims Application	Following standard medical insurance settlements at hospitals for […] policyholders, the insurance platform periodically pushes transaction settlement data to the claims processing platform. Upon receiving this data, the claims platform triggers automated case initiation, review, and calculation workflows. Processed claims can be queried via both the backend management interface and mobile application.
	Express Claim Revocation	Upon cancellation of a medical insurance settlement at a hospital, the medical insurance platform identifies the cancellation record and periodically pushes this negative transaction settlement information to the claims platform. Upon receiving the data, the claims platform triggers the cancellation processing of the claims case.